Dallas

invitation homes

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
SECOND QUARTER 2024

Southern California

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports Second Quarter 2024 Results
Dallas, TX, July 24, 2024 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing and management company, today announced its Second Quarter 2024 financial and operating results.

Second Quarter 2024 Highlights
•Year over year, total revenues increased 8.8% to $653 million, property operating and maintenance costs increased 9.5% to $234 million, net income available to common stockholders decreased 47.0% to $73 million, inclusive of a $59.5 million accrual for certain legal matters, and net income per diluted common share decreased 47.0% to $0.12.
•Year over year, Core FFO per share increased 7.3% to $0.47 and AFFO per share increased 4.1% to $0.40.
•Same Store NOI increased 3.8% year over year on 4.8% Same Store Core Revenues growth and 7.1% Same Store Core Operating Expenses growth.
•Same Store Bad Debt was 0.8% of gross rental revenue, representing five consecutive quarters of improvement and a year over year improvement of approximately 50 basis points.
•Same Store Average Occupancy was 97.5%, down 10 basis points year over year.
•Same Store renewal rent growth of 5.6% and Same Store new lease rent growth of 3.6% drove Same Store blended rent growth of 5.0%.
•Acquisitions by the Company and the Company's joint ventures totaled 502 homes for approximately $166 million while dispositions totaled 266 homes for approximately $117 million.
•As previously announced on June 3, 2024, the Company entered into contracts during April and May with several of its homebuilder partners to construct over 1,000 newly built homes at a total investment of approximately $274 million. These homes will be located in three of the Company’s core markets of Dallas, Houston, and the Carolinas.
•On May 15, 2024, as previously announced, the Company began providing third-party property and asset management services for a portfolio of approximately 3,000 single-family homes for lease, bringing the Company’s total number of managed-only homes to 17,261 as of June 30, 2024.
•On April 29, 2024, as previously announced, the Company made a $37.5 million investment in Upward America Venture LP (the “Upward America JV”), representing a 7.2% ownership interest in a portfolio of approximately 3,700 single-family homes for lease. The Company also expects to provide property and asset management services to those homes and an additional 700 homes beginning in the third quarter of 2024.
•On April 29, 2024, as previously announced, the Company’s issuer and issue-level credit ratings were upgraded by Moody’s Investors Service to ‘Baa2’ from ‘Baa3’ with a Stable outlook.

Comments from Chief Executive Officer Dallas Tanner
“We’re pleased to announce our second quarter 2024 financial and operating results, which demonstrate the solid performance of our teams and the satisfaction and loyalty of our residents. Millions of families across America rely on the convenience and flexibility of leasing a single-family home, and we’re proud to be the premier choice among many available options. Through our best-in-class operating platform, Genuine Care for our residents, and our strategic approach to growth — including our burgeoning third-party management business and our valuable homebuilder relationships that are developing needed new housing communities — we believe we remain well positioned to continue our industry-leading occupancy, strong growth, and unwavering commitment to further elevating the resident experience.

“As a result of our performance during the first half of this year, and our expectations looking forward, we have raised the midpoint of our full year 2024 Core FFO per share guidance by $0.01 to $1.87.”

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 3

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Net income	$0.12	$0.22	$0.35	$0.42
FFO	0.34	0.42	0.77	0.83
Core FFO	0.47	0.44	0.94	0.88
AFFO	0.40	0.38	0.81	0.76

Net Income
Net income per common share — diluted for Q2 2024 was $0.12, compared to net income per common share — diluted of $0.22 for Q2 2023. Total revenues and total property operating and maintenance expenses for Q2 2024 were $653 million and $234 million, respectively, compared to $600 million and $214 million, respectively, for Q2 2023.
Net income per common share — diluted for YTD 2024 was $0.35, compared to net income per share — diluted of $0.42 for YTD 2023. Total revenues and total property operating and maintenance expenses for YTD 2024 were $1,299 million and $465 million, respectively, compared to $1,190 million and $422 million, respectively, for YTD 2023.
Core FFO
Year over year, Core FFO per share for Q2 2024 increased 7.3% to $0.47, while Core FFO per share for YTD 2024 increased 6.5% to $0.94, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q2 2024 increased 4.1% to $0.40, while AFFO per share for YTD 2024 increased 5.4% to $0.81, primarily due to the increase in Core FFO per share described above.

Operating Results

Same Store Operating Results Snapshot
Number of homes in Same Store Portfolio:	77,994

	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Core Revenues growth (year over year)	4.8%		5.3%
Core Operating Expenses growth (year over year)	7.1%		7.1%
NOI growth (year over year)	3.8%		4.5%

Average Occupancy	97.5%	97.6%	97.7%	97.7%
Bad Debt % of gross rental revenue	0.8%	1.3%	0.9%	1.5%
Turnover Rate	6.3%	6.8%	11.4%	12.0%

Rental Rate Growth (lease-over-lease):
Renewals	5.6%	6.8%	5.7%	7.3%
New Leases	3.6%	6.7%	2.3%	6.0%
Blended	5.0%	6.8%	4.7%	6.9%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 4

Same Store NOI
For the Same Store Portfolio of 77,994 homes, Same Store NOI for Q2 2024 increased 3.8% year over year on Same Store Core Revenues growth of 4.8% and Same Store Core Operating Expenses growth of 7.1%.

YTD 2024 Same Store NOI increased 4.5% year over year on Same Store Core Revenues growth of 5.3% and Same Store Core Operating Expenses growth of 7.1%.

Same Store Core Revenues
Same Store Core Revenues growth for Q2 2024 of 4.8% year over year was primarily driven by a 4.2% increase in Average Monthly Rent, a 50 basis point year over year improvement in Bad Debt as a percentage of gross rental revenue, and a 9.6% increase in other income, net of resident recoveries, partially offset by a 10 basis point year over year decline in Average Occupancy.

YTD 2024 Same Store Core Revenues growth of 5.3% year over year was primarily driven by a 4.4% increase in Average Monthly Rent, a 60 basis point year over year decrease in Bad Debt as a percentage of gross rental revenue, and a 12.8% increase in other income, net of resident recoveries.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q2 2024 increased 7.1% year over year, primarily attributable to an 8.3% increase in fixed expenses and a 4.8% increase in controllable expenses. The 8.3% increase in fixed expenses was primarily attributable to property taxes expense, which for Q2 2024 increased 10.3% year over year. As previously disclosed, due to the underaccrual of property taxes expense in the first three quarters of 2023, and the associated catch up in Q4 2023, the Company expects property taxes expense growth for the first three quarters of 2024 to be elevated, prior to a partial offset in Q4 2024 resulting in the Company’s expected guidance range for FY 2024 property taxes expense growth.

YTD 2024 Same Store Core Operating Expenses increased 7.1% year over year, primarily driven by a 10.0% increase in fixed expenses and a 1.8% increase in controllable expenses.

Investment and Property Management Activity
Acquisitions for Q2 2024 included 445 wholly owned homes for approximately $146 million and 57 homes for approximately $19 million in the Company's joint ventures. Dispositions for Q2 2024 included 250 wholly owned homes for gross proceeds of approximately $111 million and 16 homes for gross proceeds of approximately $6 million in the Company's joint ventures.

Year to date through Q2 2024, the Company acquired 700 wholly owned homes for $238 million and 73 homes for $25 million in the Company's joint ventures. The company also sold 627 wholly owned homes for $259 million and 36 homes for $15 million in the Company's joint ventures.

As previously announced on June 3, 2024, the Company entered into contracts during April and May with several of its homebuilder partners to construct over 1,000 newly built homes at a total investment of approximately $274 million. These homes will be located in three of the Company’s core markets of Dallas, Houston, and the Carolinas.

On May 15, 2024, as previously announced, the Company began providing third-party property and asset management services for a portfolio of approximately 3,000 homes, bringing the Company’s total number of managed-only homes to 17,261 as of June 30, 2024.

On April 29, 2024, as previously announced, the Company made a $37.5 million investment in the Upward America JV, representing a 7.2% ownership interest in a portfolio of approximately 3,700 single-family homes for lease. The Company also expects to provide property and asset management services to those homes and an additional 700 homes beginning in the third quarter of 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 5

A summary of the Company’s owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed As Of 6/30/2024

	Number of Homes Owned and/or Managed as of 3/31/2024	Acquired or Added In Q2 2024	Disposed or Subtracted In Q2 2024	Number of Homes Owned and/or Managed as of 6/30/2024
Wholly owned homes	84,445	445	(250)	84,640
Joint venture owned homes	3,844	3,777	(16)	7,605
Managed-only homes	14,278	2,986	(3)	17,261
Total homes owned and/or managed	102,567	7,208	(269)	109,506

Balance Sheet and Capital Markets Activity
As of June 30, 2024, the Company had $1,749 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of June 30, 2024 was $8,602 million, consisting of $6,575 million of unsecured debt and $2,027 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.3x at June 30, 2024, down from 5.5x as of December 31, 2023. The Company has no debt reaching final maturity until 2026, and in addition, 99.5% of its total debt was fixed rate or swapped to fixed rate and 83.6% of its wholly owned homes were unencumbered as of June 30, 2024. As previously announced on April 29, 2024, the Company’s issuer and issue-level credit ratings were upgraded by Moody’s Investors Service to ‘Baa2’ from ‘Baa3’ with a Stable outlook.

FY 2024 Guidance Details
The Company has revised its full year 2024 guidance expectations that were originally provided in February 2024 and reaffirmed in April 2024, as outlined in the following table:

FY 2024 Guidance
	FY 2024 Current Guidance Range	FY 2024 Midpoint
		Current	Prior	Change
Core FFO per share — diluted	$1.84 to $1.90	$1.87	$1.86	$0.01
AFFO per share — diluted	$1.55 to $1.61	$1.58	$1.58	$ —

Same Store Core Revenues growth (1)	4.50% to 5.25%	4.875%	5.0%	(0.125)%
Same Store Core Operating Expenses growth (2)	5.25% to 6.25%	5.75%	6.25%	(0.5)%
Same Store NOI growth	3.75% to 5.25%	4.5%	4.5%	—%

Wholly owned acquisitions	$600 million to $1,000 million	$800 million	$800 million	$ —
JV acquisitions	$100 million to $300 million	$200 million	$200 million	$ —
Wholly owned dispositions	$400 million to $600 million	$500 million	$500 million	$ —

(1)Guidance assumes FY 2024 Average Occupancy is similar to FY 2023 Average Occupancy. Guidance assumes average Bad Debt for FY 2024 in a range of 65 to 95 basis points.
(2)Guidance assumes FY 2024 property taxes expense growth in a range of 8.0% to 9.5% year over year and FY 2024 insurance expense growth of approximately 7.5% year over year.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 6

The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on July 25, 2024, to review second quarter of 2024 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from the Company’s investor relations website at www.invh.com. Following the conclusion of the earnings call, the Company will post a replay of the webcast to its website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The Company's mission, “Together with you, we make a house a home,” reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	972.421.3587
IR@InvitationHomes.com	Media@InvitationHomes.com

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 7

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, development and use of artificial intelligence, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and rising interest rates), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 8

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,164,808	$17,289,214
Cash and cash equivalents	749,398	700,618
Restricted cash	213,780	196,866
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	268,808	247,166
Other assets, net	584,442	528,896
Total assets	$19,239,443	$19,220,967

Liabilities:
Mortgage loans, net	$1,617,967	$1,627,256
Secured term loan, net	401,540	401,515
Unsecured notes, net	3,308,276	3,305,467
Term loan facilities, net	3,215,993	3,211,814
Revolving facility	—	—
Accounts payable and accrued expenses	354,307	200,590
Resident security deposits	179,833	180,455
Other liabilities	94,818	103,435
Total liabilities	9,172,734	9,030,532

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 612,594,044 and 611,958,239 outstanding as of June 30, 2024 and December 31, 2023, respectively	6,126	6,120
Additional paid-in capital	11,159,835	11,156,736
Accumulated deficit	(1,198,481)	(1,070,586)
Accumulated other comprehensive income	63,981	63,701
Total stockholders’ equity	10,031,461	10,155,971
Non-controlling interests	35,248	34,464
Total equity	10,066,709	10,190,435
Total liabilities and equity	$19,239,443	$19,220,967

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 9

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q2 2024	Q2 2023	YTD 2024	YTD 2023
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$576,865	$543,185	$1,148,295	$1,078,402
Other property income	60,610	53,739	121,277	105,037
Management fee revenues	15,976	3,448	29,918	6,823
Total revenues	653,451	600,372	1,299,490	1,190,262

Expenses:
Property operating and maintenance	234,184	213,808	464,581	422,305
Property management expense	32,633	23,580	63,870	47,164
General and administrative	21,498	19,791	44,946	37,243
Interest expense	90,007	78,625	179,852	156,672
Depreciation and amortization	176,622	165,759	351,935	330,432
Impairment and other	10,353	1,868	14,490	3,031
Total expenses	565,297	503,431	1,119,674	996,847

Gains on investments in equity and other securities, net	1,504	524	1,295	612
Other, net	(54,012)	(3,941)	(48,039)	(5,435)
Gain on sale of property, net of tax	43,267	46,788	93,765	76,459
Losses from investments in unconsolidated joint ventures	(5,482)	(2,030)	(10,620)	(6,185)

Net income	73,431	138,282	216,217	258,866
Net income attributable to non-controlling interests	(243)	(418)	(679)	(760)

Net income attributable to common stockholders	73,188	137,864	215,538	258,106
Net income available to participating securities	(207)	(166)	(399)	(337)

Net income available to common stockholders — basic and diluted	$72,981	$137,698	$215,139	$257,769

Weighted average common shares outstanding — basic	612,628,758	611,954,347	612,424,139	611,772,406
Weighted average common shares outstanding — diluted	613,823,339	613,316,499	613,815,253	612,941,399

Net income per common share — basic	$0.12	$0.23	$0.35	$0.42
Net income per common share — diluted	$0.12	$0.22	$0.35	$0.42

Dividends declared per common share	$0.28	$0.26	$0.56	$0.52

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Net income available to common stockholders	$72,981	$137,698	$215,139	$257,769
Net income available to participating securities	207	166	399	337
Non-controlling interests	243	418	679	760
Depreciation and amortization on real estate assets	173,319	163,022	345,237	325,106
Impairment on depreciated real estate investments	—	81	60	259
Net gain on sale of previously depreciated investments in real estate	(43,267)	(46,788)	(93,765)	(76,459)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	3,497	2,193	6,016	4,314
FFO	$206,980	$256,790	$473,765	$512,086

Core FFO Reconciliation	Q2 2024	Q2 2023	YTD 2024	YTD 2023
FFO	$206,980	$256,790	$473,765	$512,086
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	8,905	7,182	18,122	16,314
Share-based compensation expense	7,492	6,066	15,392	12,564
Legal settlements (2)	59,500	—	59,500	—
Severance expense	89	371	179	524
Casualty losses, net (1)	10,363	1,797	14,445	2,785
Gains on investments in equity and other securities, net	(1,504)	(524)	(1,295)	(612)
Core FFO	$291,825	$271,682	$580,108	$543,661

AFFO Reconciliation	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Core FFO	$291,825	$271,682	$580,108	$543,661
Recurring capital expenditures (1)	(46,635)	(36,400)	(83,757)	(73,693)
AFFO	$245,190	$235,282	$496,351	$469,968

Net income available to common stockholders
Weighted average common shares outstanding — diluted	613,823,339	613,316,499	613,815,253	612,941,399

Net income per common share — diluted	$0.12	$0.22	$0.35	$0.42

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	616,061,403	615,384,953	616,024,305	614,961,840

FFO per share — diluted	$0.34	$0.42	$0.77	$0.83

Core FFO per share — diluted	$0.47	$0.44	$0.94	$0.88

AFFO per share — diluted	$0.40	$0.38	$0.81	$0.76

(1)Includes the Company's share from unconsolidated joint ventures.
(2)Represents the Company’s accrued liability, as of June 30, 2024, for certain legal matters and, specifically, includes a $22 million accrual for the legal settlement that resolved the Company’s California qui tam dispute, inclusive of associated costs, as well as a $37.5 million accrual relating to the previously disclosed inquiry from the Federal Trade Commission, which remains ongoing.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Common shares — basic	612,628,758	611,954,347	612,424,139	611,772,406
Shares potentially issuable from vesting/conversion of equity-based awards	1,194,581	1,362,152	1,391,114	1,168,993
Total common shares — diluted	613,823,339	613,316,499	613,815,253	612,941,399

Weighted average amounts for FFO, Core FFO, and AFFO	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Common shares — basic	612,628,758	611,954,347	612,424,139	611,772,406
OP units — basic	1,984,943	1,863,192	1,929,142	1,801,329
Shares potentially issuable from vesting/conversion of equity-based awards	1,447,702	1,567,414	1,671,024	1,388,105
Total common shares and units — diluted	616,061,403	615,384,953	616,024,305	614,961,840

Period end amounts for Core FFO and AFFO	June 30, 2024
Common shares	612,594,044
OP units	1,979,009
Shares potentially issuable from vesting/conversion of equity-based awards	1,708,693
Total common shares and units — diluted	616,281,746

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of June 30, 2024
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,393,521		16.2%	4.0%	4.1
Floating — swapped to fixed	633,894		7.4%	4.2%	1.5
Floating	—		—%	—%	—
Total secured	2,027,415		23.6%	4.1%	3.3

Unsecured:
Fixed	3,350,000		38.9%	3.4%	7.2
Floating — swapped to fixed	3,186,106		37.0%	4.0%	2.3
Floating	38,894		0.5%	6.7%	5.0
Total unsecured	6,575,000		76.4%	3.7%	4.8

Total Debt:
Fixed + floating swapped to fixed (3)	8,563,521		99.5%	3.8%	4.5
Floating	38,894		0.5%	6.7%	5.0
Total debt	8,602,415		100.0%	3.8%	4.5
Discount/amortization on Note Payable	(20,059)
Deferred financing costs, net	(38,580)
Total debt per Balance Sheet	8,543,776
Retained and repurchased certificates	(87,262)
Cash, ex-security deposits and letters of credit (4)	(777,483)
Deferred financing costs, net	38,580
Unamortized discount on note payable	20,059
Net debt	$7,737,670

Leverage Ratios	June 30, 2024
Net Debt / TTM Adjusted EBITDAre	5.3	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB	Positive
Moody's Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	29.5%	≤ 60%	Aggregate debt ratio	36.4%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	8.3%	≤ 40%
Unencumbered leverage ratio	28.6%	≤ 60%	Unencumbered assets ratio	303.5%	≥ 150%
Fixed charge coverage ratio	4.2 x	≥ 1.5x	Debt service ratio	4.4x	≥ 1.5x
Unsecured interest coverage ratio	5.3 x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2024. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of June 30, 2024
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2024	$—	$—	$—	$—	—%
2025	—	—	—	—	—%
2026	633,894	2,500,000	—	3,133,894	36.4%
2027	990,475	—	—	990,475	11.5%
2028	—	750,000	—	750,000	8.7%
2029	—	725,000	—	725,000	8.4%
2030	—	450,000	—	450,000	5.2%
2031	403,046	650,000	—	1,053,046	12.3%
2032	—	600,000	—	600,000	7.0%
2033	—	350,000	—	350,000	4.1%
2034	—	400,000	—	400,000	4.7%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.7%
	2,027,415	6,575,000	—	8,602,415	100.0%
Unamortized discount on note payable	(1,056)	(19,003)	—	(20,059)
Deferred financing costs, net	(6,852)	(31,728)	—	(38,580)
Total per Balance Sheet	$2,019,507	$6,524,269	$—	$8,543,776
	.
(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2024
Total Portfolio	84,640
Same Store Portfolio	77,994
Same Store % of Total	92.1%

Core Revenues	Q2 2024	Q2 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$600,373	$564,148	6.4%	$1,194,675	$1,118,697	6.8%
Same Store Portfolio	561,082	535,218	4.8%	1,117,526	1,060,919	5.3%

Core Operating Expenses	Q2 2024	Q2 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$197,082	$181,032	8.9%	$389,684	$357,563	9.0%
Same Store Portfolio	181,909	169,920	7.1%	358,971	335,282	7.1%

Net Operating Income	Q2 2024	Q2 2023	Change YoY	YTD 2024	YTD 2023	Change YoY
Total Portfolio	$403,291	$383,116	5.3%	$804,991	$761,134	5.8%
Same Store Portfolio	379,173	365,298	3.8%	758,555	725,637	4.5%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2024	Q2 2023	YoY	Q1 2024	Seq	YTD 2024	YTD 2023	YoY
Revenues:
Rental revenues (1)	$539,383	$515,414	4.7%	$535,271	0.8%	$1,074,654	$1,022,900	5.1%
Other property income, net (1)(2)	21,699	19,804	9.6%	21,173	2.5%	42,872	38,019	12.8%
Core Revenues	561,082	535,218	4.8%	556,444	0.8%	1,117,526	1,060,919	5.3%

Fixed Expenses:
Property taxes (3)	96,672	87,675	10.3%	97,778	(1.1)%	194,450	175,320	10.9%
Insurance expenses	10,871	10,469	3.8%	10,176	6.8%	21,047	19,715	6.8%
HOA expenses	10,090	10,470	(3.6)%	11,258	(10.4)%	21,348	20,266	5.3%
Total Fixed Expenses	117,633	108,614	8.3%	119,212	(1.3)%	236,845	215,301	10.0%

Controllable Expenses:
Repairs and maintenance, net (4)	26,915	21,660	24.3%	21,177	27.1%	48,092	43,299	11.1%
Personnel, leasing and marketing	21,410	22,370	(4.3)%	21,885	(2.2)%	43,295	44,336	(2.3)%
Turnover, net (4)	10,265	11,513	(10.8)%	8,715	17.8%	18,980	20,571	(7.7)%
Utilities and property administrative, net (4)	5,686	5,763	(1.3)%	6,073	(6.4)%	11,759	11,775	(0.1)%
Total Controllable Expenses	64,276	61,306	4.8%	57,850	11.1%	122,126	119,981	1.8%

Core Operating Expenses	181,909	169,920	7.1%	177,062	2.7%	358,971	335,282	7.1%

Net Operating Income	$379,173	$365,298	3.8%	$379,382	(0.1)%	$758,555	$725,637	4.5%

(1)All rental revenues and other property income are reflected net of Bad Debt, which as a percentage of gross rental revenue, improved by 50 basis points from Q2 2023 to Q2 2024.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $34,389, $31,062, $34,840, $69,230, and $61,389 for Q2 2024, Q2 2023, Q1 2024, YTD 2024, and YTD 2023, respectively.
(3)As previously disclosed, due to the underaccrual of property taxes expense in the first three quarters of 2023, and the associated catch up in Q4 2023, the Company expects property taxes expense growth for the first three quarters of 2024 to be elevated, prior to a partial offset in Q4 2024 resulting in the Company’s expected guidance range for FY 2024 property taxes expense growth.
(4)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

Average Occupancy	97.5%	97.8%	97.2%	97.0%	97.6%
Turnover Rate	6.3%	5.1%	5.5%	6.8%	6.8%
Trailing four quarters Turnover Rate	23.7%	24.2%	24.2%	N/A	N/A
Average Monthly Rent	$2,386	$2,362	$2,348	$2,323	$2,290
Rental Rate Growth (lease-over-lease):
Renewals	5.6%	5.8%	6.7%	6.4%	6.8%
New leases	3.6%	0.8%	(0.4)%	4.6%	6.7%
Blended	5.0%	4.4%	4.3%	5.9%	6.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2024 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,446	96.9%	$3,069	$1.80	11.1%
Northern California	4,258	97.9%	2,714	1.72	5.8%
Seattle	4,012	98.0%	2,855	1.49	5.8%
Phoenix	9,243	97.5%	2,048	1.21	9.8%
Las Vegas	3,415	97.3%	2,181	1.11	3.8%
Denver	2,569	97.9%	2,525	1.37	3.3%
Western US Subtotal	30,943	97.5%	2,544	1.45	39.6%

Florida:
South Florida	8,269	96.9%	3,004	1.61	12.2%
Tampa	9,302	95.0%	2,287	1.21	10.6%
Orlando	6,774	96.5%	2,228	1.19	7.6%
Jacksonville	1,995	97.3%	2,171	1.09	2.2%
Florida Subtotal	26,340	96.2%	2,489	1.32	32.6%

Southeast United States:
Atlanta	12,712	95.7%	2,020	0.98	12.5%
Carolinas	5,633	96.0%	2,038	0.96	5.6%
Southeast US Subtotal	18,345	95.8%	2,025	0.97	18.1%

Texas:
Houston	2,331	95.7%	1,911	0.96	2.2%
Dallas	3,037	95.9%	2,242	1.09	3.4%
Texas Subtotal	5,368	95.8%	2,097	1.03	5.6%

Midwest United States:
Chicago	2,484	97.3%	2,369	1.48	2.8%
Minneapolis	1,066	96.8%	2,296	1.17	1.2%
Midwest US Subtotal	3,550	97.1%	2,347	1.37	4.0%

Other (2):	94	49.5%	2,528	1.20	0.1%

Total / Average	84,640	96.6%	$2,379	$1.26	100.0%
Same Store Total / Average	77,994	97.5%	$2,386	$1.27	93.4%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Represents homes located outside of the Company's 16 core markets; as of June 30, 2024, these include 68 homes located in Nashville, and 26 homes located in other markets that are generally being held for sale.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q2 2024	# Homes	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change
Western United States:
Southern California	7,175	$3,072	$2,942	4.4%	98.1%	97.8%	0.3%	$65,843	$61,440	7.2%
Northern California	4,036	2,711	2,626	3.2%	98.3%	97.6%	0.7%	32,971	31,390	5.0%
Seattle	3,812	2,867	2,767	3.6%	98.3%	98.1%	0.2%	33,059	31,465	5.1%
Phoenix	8,465	2,035	1,965	3.6%	97.7%	97.6%	0.1%	52,925	51,062	3.6%
Las Vegas	2,939	2,184	2,147	1.7%	97.7%	96.6%	1.1%	19,601	18,713	4.7%
Denver	2,332	2,539	2,468	2.9%	98.4%	98.2%	0.2%	18,178	17,540	3.6%
Western US Subtotal	28,759	2,556	2,468	3.6%	98.0%	97.7%	0.3%	222,577	211,610	5.2%

Florida:
South Florida	7,864	3,018	2,848	6.0%	97.4%	97.9%	(0.5)%	71,237	67,538	5.5%
Tampa	8,187	2,282	2,182	4.6%	97.2%	97.6%	(0.4)%	56,814	54,443	4.4%
Orlando	6,242	2,227	2,132	4.5%	97.2%	97.9%	(0.7)%	42,384	40,823	3.8%
Jacksonville	1,907	2,163	2,103	2.9%	97.6%	97.2%	0.4%	12,620	12,213	3.3%
Florida Subtotal	24,200	2,498	2,380	5.0%	97.3%	97.7%	(0.4)%	183,055	175,017	4.6%

Southeast United States:
Atlanta	11,934	2,015	1,927	4.6%	96.8%	97.0%	(0.2)%	71,304	67,718	5.3%
Carolinas	5,206	2,036	1,958	4.0%	97.5%	97.6%	(0.1)%	32,086	30,568	5.0%
Southeast US Subtotal	17,140	2,022	1,937	4.4%	97.0%	97.2%	(0.2)%	103,390	98,286	5.2%

Texas:
Houston	1,842	1,871	1,811	3.3%	97.5%	97.4%	0.1%	10,482	10,198	2.8%
Dallas	2,523	2,248	2,172	3.5%	97.3%	97.0%	0.3%	17,195	16,586	3.7%
Texas Subtotal	4,365	2,089	2,020	3.4%	97.4%	97.2%	0.2%	27,677	26,784	3.3%

Midwest United States:
Chicago	2,470	2,369	2,271	4.3%	97.6%	98.0%	(0.4)%	17,069	16,356	4.4%
Minneapolis	1,060	2,297	2,225	3.2%	97.2%	97.6%	(0.4)%	7,314	7,165	2.1%
Midwest US Subtotal	3,530	2,347	2,257	4.0%	97.4%	97.8%	(0.4)%	24,383	23,521	3.7%

Total / Average	77,994	$2,386	$2,290	4.2%	97.5%	97.6%	(0.1)%	$561,082	$535,218	4.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q2 2024	# Homes	Q2 2024	Q1 2024	Change	Q2 2024	Q1 2024	Change	Q2 2024	Q1 2024	Change
Western United States:
Southern California	7,175	$3,072	$3,050	0.7%	98.1%	98.3%	(0.2)%	$65,843	$65,188	1.0%
Northern California	4,036	2,711	2,684	1.0%	98.3%	98.3%	—%	32,971	32,527	1.4%
Seattle	3,812	2,867	2,836	1.1%	98.3%	98.3%	—%	33,059	32,576	1.5%
Phoenix	8,465	2,035	2,021	0.7%	97.7%	98.0%	(0.3)%	52,925	52,717	0.4%
Las Vegas	2,939	2,184	2,175	0.4%	97.7%	97.9%	(0.2)%	19,601	19,499	0.5%
Denver	2,332	2,539	2,521	0.7%	98.4%	98.2%	0.2%	18,178	17,971	1.2%
Western US Subtotal	28,759	2,556	2,536	0.8%	98.0%	98.1%	(0.1)%	222,577	220,478	1.0%

Florida:
South Florida	7,864	3,018	2,977	1.4%	97.4%	97.5%	(0.1)%	71,237	70,491	1.1%
Tampa	8,187	2,282	2,258	1.1%	97.2%	97.6%	(0.4)%	56,814	56,521	0.5%
Orlando	6,242	2,227	2,204	1.0%	97.2%	97.5%	(0.3)%	42,384	41,967	1.0%
Jacksonville	1,907	2,163	2,145	0.8%	97.6%	97.7%	(0.1)%	12,620	12,529	0.7%
Florida Subtotal	24,200	2,498	2,469	1.2%	97.3%	97.6%	(0.3)%	183,055	181,508	0.9%

Southeast United States:
Atlanta	11,934	2,015	1,996	1.0%	96.8%	97.5%	(0.7)%	71,304	70,882	0.6%
Carolinas	5,206	2,036	2,016	1.0%	97.5%	97.9%	(0.4)%	32,086	31,671	1.3%
Southeast US Subtotal	17,140	2,022	2,002	1.0%	97.0%	97.6%	(0.6)%	103,390	102,553	0.8%

Texas:
Houston	1,842	1,871	1,851	1.1%	97.5%	97.7%	(0.2)%	10,482	10,433	0.5%
Dallas	2,523	2,248	2,229	0.9%	97.3%	97.7%	(0.4)%	17,195	17,120	0.4%
Texas Subtotal	4,365	2,089	2,069	1.0%	97.4%	97.7%	(0.3)%	27,677	27,553	0.5%

Midwest United States:
Chicago	2,470	2,369	2,342	1.2%	97.6%	98.1%	(0.5)%	17,069	17,089	(0.1)%
Minneapolis	1,060	2,297	2,280	0.7%	97.2%	97.0%	0.2%	7,314	7,263	0.7%
Midwest US Subtotal	3,530	2,347	2,323	1.0%	97.4%	97.7%	(0.3)%	24,383	24,352	0.1%

Total / Average	77,994	$2,386	$2,362	1.0%	97.5%	97.8%	(0.3)%	$561,082	$556,444	0.8%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2024	# Homes	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024		YTD 2023	Change
Western United States:
Southern California	7,175	$3,061	$2,928	4.5%	98.2%	98.0%	0.2%	$131,031		$121,417	7.9%
Northern California	4,036	2,697	2,617	3.1%	98.3%	97.8%	0.5%	65,498		62,274	5.2%
Seattle	3,812	2,852	2,752	3.6%	98.3%	97.7%	0.6%	65,635		62,211	5.5%
Phoenix	8,465	2,028	1,951	3.9%	97.9%	97.8%	0.1%	105,642		101,443	4.1%
Las Vegas	2,939	2,180	2,140	1.9%	97.8%	96.6%	1.2%	39,100		36,900	6.0%
Denver	2,332	2,530	2,453	3.1%	98.3%	97.8%	0.5%	36,149		34,841	3.8%
Western US Subtotal	28,759	2,546	2,455	3.7%	98.1%	97.7%	0.4%	443,055	443055	419,086	5.7%

Florida:
South Florida	7,864	2,997	2,821	6.2%	97.5%	97.9%	(0.4)%	141,728		133,642	6.1%
Tampa	8,187	2,270	2,167	4.8%	97.4%	97.7%	(0.3)%	113,335		108,072	4.9%
Orlando	6,242	2,216	2,116	4.7%	97.3%	98.0%	(0.7)%	84,351		81,141	4.0%
Jacksonville	1,907	2,154	2,089	3.1%	97.6%	97.5%	0.1%	25,149		24,286	3.6%
Florida Subtotal	24,200	2,483	2,360	5.2%	97.4%	97.9%	(0.5)%	364,563		347,141	5.0%

Southeast United States:
Atlanta	11,934	2,006	1,915	4.8%	97.1%	97.2%	(0.1)%	142,186		134,210	5.9%
Carolinas	5,206	2,026	1,945	4.2%	97.7%	97.9%	(0.2)%	63,757		60,714	5.0%
Southeast US Subtotal	17,140	2,012	1,924	4.6%	97.3%	97.4%	(0.1)%	205,943		194,924	5.7%

Texas:
Houston	1,842	1,861	1,802	3.3%	97.6%	97.3%	0.3%	20,915		20,162	3.7%
Dallas	2,523	2,238	2,158	3.7%	97.5%	97.4%	0.1%	34,315		32,991	4.0%
Texas Subtotal	4,365	2,079	2,008	3.5%	97.5%	97.4%	0.1%	55,230		53,153	3.9%

Midwest United States:
Chicago	2,470	2,355	2,259	4.2%	97.8%	98.0%	(0.2)%	34,158		32,470	5.2%
Minneapolis	1,060	2,289	2,213	3.4%	97.1%	97.1%	—%	14,577		14,145	3.1%
Midwest US Subtotal	3,530	2,335	2,245	4.0%	97.6%	97.7%	(0.1)%	48,735		46,615	4.5%

Total / Average	77,994	$2,374	$2,275	4.4%	97.7%	97.7%	—%	$1,117,526		$1,060,919	5.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2024	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023	Change	Q2 2024	Q2 2023
Western United States:
Southern California	$65,843	$61,440	7.2%	$18,721	$17,766	5.4%	$47,122	$43,674	7.9%	71.6%	71.1%
Northern California	32,971	31,390	5.0%	8,956	8,382	6.8%	24,015	23,008	4.4%	72.8%	73.3%
Seattle	33,059	31,465	5.1%	8,413	8,296	1.4%	24,646	23,169	6.4%	74.6%	73.6%
Phoenix	52,925	51,062	3.6%	10,254	9,797	4.7%	42,671	41,265	3.4%	80.6%	80.8%
Las Vegas	19,601	18,713	4.7%	4,400	4,390	0.2%	15,201	14,323	6.1%	77.6%	76.5%
Denver	18,178	17,540	3.6%	3,560	3,406	4.5%	14,618	14,134	3.4%	80.4%	80.6%
Western US Subtotal	222,577	211,610	5.2%	54,304	52,037	4.4%	168,273	159,573	5.5%	75.6%	75.4%

Florida:
South Florida	71,237	67,538	5.5%	28,776	25,635	12.3%	42,461	41,903	1.3%	59.6%	62.0%
Tampa	56,814	54,443	4.4%	22,026	20,736	6.2%	34,788	33,707	3.2%	61.2%	61.9%
Orlando	42,384	40,823	3.8%	15,820	13,917	13.7%	26,564	26,906	(1.3)%	62.7%	65.9%
Jacksonville	12,620	12,213	3.3%	4,745	4,355	9.0%	7,875	7,858	0.2%	62.4%	64.3%
Florida Subtotal	183,055	175,017	4.6%	71,367	64,643	10.4%	111,688	110,374	1.2%	61.0%	63.1%

Southeast United States:
Atlanta	71,304	67,718	5.3%	24,775	23,557	5.2%	46,529	44,161	5.4%	65.3%	65.2%
Carolinas	32,086	30,568	5.0%	9,029	8,106	11.4%	23,057	22,462	2.6%	71.9%	73.5%
Southeast US Subtotal	103,390	98,286	5.2%	33,804	31,663	6.8%	69,586	66,623	4.4%	67.3%	67.8%

Texas:
Houston	10,482	10,198	2.8%	5,117	4,957	3.2%	5,365	5,241	2.4%	51.2%	51.4%
Dallas	17,195	16,586	3.7%	7,093	6,803	4.3%	10,102	9,783	3.3%	58.8%	59.0%
Texas Subtotal	27,677	26,784	3.3%	12,210	11,760	3.8%	15,467	15,024	2.9%	55.9%	56.1%

Midwest United States:
Chicago	17,069	16,356	4.4%	7,591	7,362	3.1%	9,478	8,994	5.4%	55.5%	55.0%
Minneapolis	7,314	7,165	2.1%	2,633	2,455	7.3%	4,681	4,710	(0.6)%	64.0%	65.7%
Midwest US Subtotal	24,383	23,521	3.7%	10,224	9,817	4.1%	14,159	13,704	3.3%	58.1%	58.3%

Same Store Total / Average	$561,082	$535,218	4.8%	$181,909	$169,920	7.1%	$379,173	$365,298	3.8%	67.6%	68.3%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2024	Q2 2024	Q1 2024	Change	Q2 2024	Q1 2024	Change	Q2 2024	Q1 2024	Change	Q2 2024	Q1 2024
Western United States:
Southern California	$65,843	$65,188	1.0%	$18,721	$18,352	2.0%	$47,122	$46,836	0.6%	71.6%	71.8%
Northern California	32,971	32,527	1.4%	8,956	8,740	2.5%	24,015	23,787	1.0%	72.8%	73.1%
Seattle	33,059	32,576	1.5%	8,413	8,301	1.3%	24,646	24,275	1.5%	74.6%	74.5%
Phoenix	52,925	52,717	0.4%	10,254	9,624	6.5%	42,671	43,093	(1.0)%	80.6%	81.7%
Las Vegas	19,601	19,499	0.5%	4,400	4,328	1.7%	15,201	15,171	0.2%	77.6%	77.8%
Denver	18,178	17,971	1.2%	3,560	3,729	(4.5)%	14,618	14,242	2.6%	80.4%	79.2%
Western US Subtotal	222,577	220,478	1.0%	54,304	53,074	2.3%	168,273	167,404	0.5%	75.6%	75.9%

Florida:
South Florida	71,237	70,491	1.1%	28,776	28,405	1.3%	42,461	42,086	0.9%	59.6%	59.7%
Tampa	56,814	56,521	0.5%	22,026	21,363	3.1%	34,788	35,158	(1.1)%	61.2%	62.2%
Orlando	42,384	41,967	1.0%	15,820	14,915	6.1%	26,564	27,052	(1.8)%	62.7%	64.5%
Jacksonville	12,620	12,529	0.7%	4,745	4,672	1.6%	7,875	7,857	0.2%	62.4%	62.7%
Florida Subtotal	183,055	181,508	0.9%	71,367	69,355	2.9%	111,688	112,153	(0.4)%	61.0%	61.8%

Southeast United States:
Atlanta	71,304	70,882	0.6%	24,775	23,449	5.7%	46,529	47,433	(1.9)%	65.3%	66.9%
Carolinas	32,086	31,671	1.3%	9,029	8,847	2.1%	23,057	22,824	1.0%	71.9%	72.1%
Southeast US Subtotal	103,390	102,553	0.8%	33,804	32,296	4.7%	69,586	70,257	(1.0)%	67.3%	68.5%

Texas:
Houston	10,482	10,433	0.5%	5,117	4,982	2.7%	5,365	5,451	(1.6)%	51.2%	52.2%
Dallas	17,195	17,120	0.4%	7,093	7,529	(5.8)%	10,102	9,591	5.3%	58.8%	56.0%
Texas Subtotal	27,677	27,553	0.5%	12,210	12,511	(2.4)%	15,467	15,042	2.8%	55.9%	54.6%

Midwest United States:
Chicago	17,069	17,089	(0.1)%	7,591	7,390	2.7%	9,478	9,699	(2.3)%	55.5%	56.8%
Minneapolis	7,314	7,263	0.7%	2,633	2,436	8.1%	4,681	4,827	(3.0)%	64.0%	66.5%
Midwest US Subtotal	24,383	24,352	0.1%	10,224	9,826	4.1%	14,159	14,526	(2.5)%	58.1%	59.7%

Same Store Total / Average	$561,082	$556,444	0.8%	$181,909	$177,062	2.7%	$379,173	$379,382	(0.1)%	67.6%	68.2%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2024	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023	Change	YTD 2024	YTD 2023
Western United States:
Southern California	$131,031	$121,417	7.9%	$37,073	$35,001	5.9%	$93,958	$86,416	8.7%	71.7%	71.2%
Northern California	65,498	62,274	5.2%	17,696	16,779	5.5%	47,802	45,495	5.1%	73.0%	73.1%
Seattle	65,635	62,211	5.5%	16,714	16,818	(0.6)%	48,921	45,393	7.8%	74.5%	73.0%
Phoenix	105,642	101,443	4.1%	19,878	19,543	1.7%	85,764	81,900	4.7%	81.2%	80.7%
Las Vegas	39,100	36,900	6.0%	8,728	8,772	(0.5)%	30,372	28,128	8.0%	77.7%	76.2%
Denver	36,149	34,841	3.8%	7,289	6,512	11.9%	28,860	28,329	1.9%	79.8%	81.3%
Western US Subtotal	443,055	419,086	5.7%	107,378	103,425	3.8%	335,677	315,661	6.3%	75.8%	75.3%

Florida:
South Florida	141,728	133,642	6.1%	57,181	50,896	12.3%	84,547	82,746	2.2%	59.7%	61.9%
Tampa	113,335	108,072	4.9%	43,389	40,528	7.1%	69,946	67,544	3.6%	61.7%	62.5%
Orlando	84,351	81,141	4.0%	30,735	27,374	12.3%	53,616	53,767	(0.3)%	63.6%	66.3%
Jacksonville	25,149	24,286	3.6%	9,417	8,467	11.2%	15,732	15,819	(0.5)%	62.6%	65.1%
Florida Subtotal	364,563	347,141	5.0%	140,722	127,265	10.6%	223,841	219,876	1.8%	61.4%	63.3%

Southeast United States:
Atlanta	142,186	134,210	5.9%	48,224	45,444	6.1%	93,962	88,766	5.9%	66.1%	66.1%
Carolinas	63,757	60,714	5.0%	17,876	16,201	10.3%	45,881	44,513	3.1%	72.0%	73.3%
Southeast US Subtotal	205,943	194,924	5.7%	66,100	61,645	7.2%	139,843	133,279	4.9%	67.9%	68.4%

Texas:
Houston	20,915	20,162	3.7%	10,099	10,040	0.6%	10,816	10,122	6.9%	51.7%	50.2%
Dallas	34,315	32,991	4.0%	14,622	13,577	7.7%	19,693	19,414	1.4%	57.4%	58.8%
Texas Subtotal	55,230	53,153	3.9%	24,721	23,617	4.7%	30,509	29,536	3.3%	55.2%	55.6%

Midwest United States:
Chicago	34,158	32,470	5.2%	14,981	14,635	2.4%	19,177	17,835	7.5%	56.1%	54.9%
Minneapolis	14,577	14,145	3.1%	5,069	4,695	8.0%	9,508	9,450	0.6%	65.2%	66.8%
Midwest US Subtotal	48,735	46,615	4.5%	20,050	19,330	3.7%	28,685	27,285	5.1%	58.9%	58.5%

Same Store Total / Average	$1,117,526	$1,060,919	5.3%	$358,971	$335,282	7.1%	$758,555	$725,637	4.5%	67.9%	68.4%
										0.678780201294723

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2024			YTD 2024
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.5%	6.4%	5.7%	5.8%	6.8%	6.0%
Northern California	4.8%	4.8%	4.8%	4.9%	2.9%	4.4%
Seattle	4.7%	5.1%	4.8%	4.6%	3.9%	4.4%
Phoenix	3.4%	0.4%	2.6%	4.3%	(0.8)%	2.9%
Las Vegas	3.9%	1.8%	3.4%	3.6%	(0.1)%	2.6%
Denver	3.7%	4.7%	4.0%	3.6%	3.2%	3.5%
Western US Subtotal	4.5%	3.6%	4.2%	4.7%	2.6%	4.1%

Florida:
South Florida	9.5%	2.9%	7.8%	8.6%	1.5%	6.6%
Tampa	5.0%	2.2%	4.1%	5.8%	1.3%	4.4%
Orlando	5.2%	3.6%	4.7%	5.7%	2.2%	4.6%
Jacksonville	4.3%	1.7%	3.5%	4.7%	0.5%	3.5%
Florida Subtotal	6.7%	2.8%	5.6%	6.8%	1.5%	5.2%

Southeast United States:
Atlanta	6.3%	4.5%	5.9%	6.5%	2.9%	5.6%
Carolinas	5.6%	4.6%	5.3%	4.9%	2.6%	4.2%
Southeast US Subtotal	6.1%	4.5%	5.7%	6.0%	2.8%	5.2%

Texas:
Houston	5.1%	4.2%	5.0%	4.9%	2.0%	4.2%
Dallas	5.4%	1.8%	4.5%	5.6%	1.6%	4.5%
Texas Subtotal	5.3%	2.6%	4.7%	5.3%	1.8%	4.4%

Midwest United States:
Chicago	5.2%	8.8%	6.0%	5.0%	6.3%	5.3%
Minneapolis	5.6%	4.0%	5.2%	6.0%	(1.2)%	4.0%
Midwest US Subtotal	5.3%	7.2%	5.7%	5.3%	3.5%	4.9%

Total / Average	5.6%	3.6%	5.0%	5.7%	2.3%	4.7%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
R&M OpEx, net	$26,915	$21,177	$22,754	$27,609	$21,660
Turn OpEx, net	10,265	8,715	9,962	12,266	11,513
Total recurring operating expenses, net	$37,180	$29,892	$32,716	$39,875	$33,173

R&M CapEx	$33,716	$25,915	$26,976	$33,282	$24,322
Turn CapEx	8,962	8,305	10,031	11,631	9,212
Total recurring capital expenditures	$42,678	$34,220	$37,007	$44,913	$33,534

R&M OpEx, net + R&M CapEx	$60,631	$47,092	$49,730	$60,891	$45,982
Turn OpEx, net + Turn CapEx	19,227	17,020	19,993	23,897	20,725
Total Cost to Maintain, net	$79,858	$64,112	$69,723	$84,788	$66,707

Per Home	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Total Cost to Maintain, net	$1,024	$822	$894	$1,087	$855

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Recurring CapEx	$46,371	$36,923	$40,080	$48,765	$36,173
Value Enhancing CapEx	12,500	7,300	12,148	14,381	12,875
Initial Renovation CapEx	6,392	7,698	9,656	11,744	4,356
Disposition CapEx	663	716	1,021	1,258	1,694
Total Capital Expenditures	$65,926	$52,637	$62,905	$76,148	$55,098

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Property management expense (GAAP)	$32,633	$23,580	$63,870	$47,164
Adjustments:
Share-based compensation expense	(1,674)	(1,442)	(3,272)	(3,402)
Adjusted property management expense	$30,959	$22,138	$60,598	$43,762

Adjusted G&A Expense	Q2 2024	Q2 2023	YTD 2024	YTD 2023
G&A expense (GAAP)	$21,498	$19,791	$44,946	$37,243
Adjustments:
Share-based compensation expense	(5,818)	(4,624)	(12,120)	(9,162)
Severance expense	(89)	(371)	(179)	(524)
Adjusted G&A expense	$15,591	$14,796	$32,647	$27,557

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	March 31, 2024	Q2 2024 Acquisitions (1)		Q2 2024 Dispositions (2)		June 30, 2024
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,488	18	$537,926	60	$663,573	7,446
Northern California	4,281	—	—	23	450,422	4,258
Seattle	4,027	—	—	15	569,233	4,012
Phoenix	9,233	12	389,952	2	314,000	9,243
Las Vegas	3,416	—	—	1	450,000	3,415
Denver	2,574	—	—	5	378,850	2,569
Western US Subtotal	31,019	30	478,736	106	581,932	30,943

Florida:
South Florida	8,251	56	247,543	38	449,850	8,269
Tampa	9,247	86	344,717	31	325,252	9,302
Orlando	6,739	41	351,658	6	318,000	6,774
Jacksonville	1,996	—	—	1	475,000	1,995
Florida Subtotal	26,233	183	316,536	76	388,949	26,340

Southeast United States:
Atlanta	12,712	26	333,013	26	301,196	12,712
Carolinas	5,509	127	330,496	3	315,300	5,633
Southeast US Subtotal	18,221	153	330,924	29	302,655	18,345

Texas:
Houston	2,340	—	—	9	236,193	2,331
Dallas	3,000	40	285,257	3	319,333	3,037
Texas Subtotal	5,340	40	285,257	12	261,135	5,368

Midwest United States:
Chicago	2,487	—	—	3	303,667	2,484
Minneapolis	1,070	—	—	4	259,864	1,066
Midwest US Subtotal	3,557	—	—	7	278,636	3,550

Other (3):	75	39	303,803	20	298,857	94

Total / Average	84,445	445	$328,490	250	$445,810	84,640

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,608	—	$—	1	$469,900	2,607
2022 Rockpoint JV (5)	319	—	—	—	—	319
FNMA JV (6)	408	—	—	7	454,786	401
Pathway Homes (7)	509	57	341,789	8	350,979	558
Upward America JV (8)	3,720	—	—	—	—	3,720

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 6.0%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.2%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents homes located outside of the Company's 16 core markets; as of June 30, 2024, these include 68 homes located in Nashville, and 26 homes located in other markets that are generally being held for sale.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which Invitation Homes owns 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which Invitation Homes owns 7.2%, beginning on the date of its investment on April 29, 2024.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 30

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Homebuilders — As of June 30, 2024
(unaudited)

	Pipeline as of June 30, 2024 (1)(2)	Estimated Deliveries in Q3-Q4 2024	Estimated Deliveries in 2025	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	97	36	61	—	$540,000
Phoenix	110	30	50	30	430,000
Tampa	340	82	104	154	320,000
Orlando	453	81	221	151	430,000
Jacksonville	250	—	40	210	270,000
Atlanta	116	28	42	46	340,000
Carolinas	463	206	225	32	330,000
South Florida	19	19	—	—	360,000
Houston	533	34	360	139	280,000
Dallas	246	119	127	—	260,000
Nashville	62	56	6	—	300,000
Total / Average	2,689	691	1,236	762	$340,000

(1)Represents the number of new homes under contract as of June 30, 2024, that are expected to be built, sold and delivered to the Company by various homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of March 31, 2024	1,970
Q2 2024 additions and cancellations (net)	1,093
Q2 2024 deliveries	(374)
Pipeline as of June 30, 2024	2,689

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 31

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents the Company's reserves for residents' accounts receivables balances that are aged greater than 30 days, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 32 before the following items: share-based compensation expense; severance; casualty losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. The Company defines Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; severance expense; casualty (gains) losses, net; and (gains) losses on investments in equity and other securities, net, as applicable. The Company defines Adjusted FFO as Core FFO less recurring capital expenditures that are necessary to help preserve the value, and maintain the functionality, of its homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for the Company’s share of investments in unconsolidated joint ventures.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. The Company believes that Core FFO and Adjusted FFO are also meaningful supplemental measures of its operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of the Company’s performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 33

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.
The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 34

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the “Revolving Facility”) and its $2,500 million term loan facility (the “2020 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (as amended by the First Amendment, dated as of April 18, 2023, the “Credit Agreement”) and its $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2020 Term Loan Facility, the “Term Loan Facilities”), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the “Term Loan Agreement” and together with the Credit Agreement, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 35 the Company’s Current Report on Form 8-K filed on April 24, 2023 and Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, and August 2, 2023.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 36

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Total revenues (Total Portfolio)	$653,451	$646,039	$624,321	$617,695	$600,372
Management fee revenues	(15,976)	(13,942)	(3,420)	(3,404)	(3,448)
Total portfolio resident recoveries	(37,102)	(37,795)	(35,050)	(36,641)	(32,776)
Total Core Revenues (Total Portfolio)	600,373	594,302	585,851	577,650	564,148
Non-Same Store Core Revenues	(39,291)	(37,858)	(37,267)	(36,337)	(28,930)
Same Store Core Revenues	$561,082	$556,444	$548,584	$541,313	$535,218

Reconciliation of Total Revenues to Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Total revenues (Total Portfolio)	$1,299,490	$1,190,262
Management fee revenues	(29,918)	(6,823)
Total portfolio resident recoveries	(74,897)	(64,742)
Total Core Revenues (Total Portfolio)	1,194,675	1,118,697
Non-Same Store Core Revenues	(77,149)	(57,778)
Same Store Core Revenues	$1,117,526	$1,060,919

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Property operating and maintenance expenses (Total Portfolio)	$234,184	$230,397	$228,542	$229,488	$213,808
Total Portfolio resident recoveries	(37,102)	(37,795)	(35,050)	(36,641)	(32,776)
Core Operating Expenses (Total Portfolio)	197,082	192,602	193,492	192,847	181,032
Non-Same Store Core Operating Expenses	(15,173)	(15,540)	(15,103)	(14,458)	(11,112)
Same Store Core Operating Expenses	$181,909	$177,062	$178,389	$178,389	$169,920

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Property operating and maintenance expenses (Total Portfolio)	$464,581	$422,305
Total Portfolio resident recoveries	(74,897)	(64,742)
Core Operating Expenses (Total Portfolio)	389,684	357,563
Non-Same Store Core Operating Expenses	(30,713)	(22,281)
Same Store Core Operating Expenses	$358,971	$335,282

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023
Net income available to common stockholders	$72,981	$142,158	$129,368	$131,637	$137,698
Net income available to participating securities	207	192	178	181	166
Non-controlling interests	243	436	395	403	418
Interest expense	90,007	89,845	90,049	86,736	78,625
Depreciation and amortization	176,622	175,313	173,159	170,696	165,759
Property management expense	32,633	31,237	25,246	23,399	23,580
General and administrative	21,498	23,448	22,387	22,714	19,791
Impairment and other	10,353	4,137	3,069	2,496	1,868
Gain on sale of property, net of tax	(43,267)	(50,498)	(49,092)	(57,989)	(46,788)
(Gains) losses on investments in equity securities, net	(1,504)	209	(237)	499	(524)
Other, net (1)	54,012	(5,973)	(5,533)	2,533	3,941
Management fee revenues	(15,976)	(13,942)	(3,420)	(3,404)	(3,448)
Losses from investments in unconsolidated joint ventures	5,482	5,138	6,790	4,902	2,030
NOI (Total Portfolio)	403,291	401,700	392,359	384,803	383,116
Non-Same Store NOI	(24,118)	(22,318)	(22,164)	(21,879)	(17,818)
Same Store NOI	$379,173	$379,382	$370,195	$362,924	$365,298

Reconciliation of Net Income to Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2024	YTD 2023
Net income available to common stockholders	$215,139	$257,769
Net income available to participating securities	399	337
Non-controlling interests	679	760
Interest expense	179,852	156,672
Depreciation and amortization	351,935	330,432
Property management expense	63,870	47,164
General and administrative	44,946	37,243
Impairment and other	14,490	3,031
Gain on sale of property, net of tax	(93,765)	(76,459)
(Gains) losses on investments in equity securities, net	(1,295)	(612)
Other, net (1)	48,039	5,435
Management fee revenues	(29,918)	(6,823)
Losses from investments in unconsolidated joint ventures	10,620	6,185
NOI (Total Portfolio)	804,991	761,134
Non-Same Store NOI	(46,436)	(35,497)
Same Store NOI	$758,555	$725,637

(1)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Net income available to common stockholders	$72,981	$137,698	$215,139	$257,769
Net income available to participating securities	207	166	399	337
Non-controlling interests	243	418	679	760
Interest expense	90,007	78,625	179,852	156,672
Interest expense in unconsolidated joint ventures	5,549	3,145	10,784	7,723
Depreciation and amortization	176,622	165,759	351,935	330,432
Depreciation and amortization of investments in unconsolidated joint ventures	3,358	2,521	6,285	4,996
EBITDA	348,967	388,332	765,073	758,689
Gain on sale of property, net of tax	(43,267)	(46,788)	(93,765)	(76,459)
Impairment on depreciated real estate investments	—	81	60	259
Net (gain) loss on sale of investments in unconsolidated joint ventures	167	(304)	(214)	(634)
EBITDAre	305,867	341,321	671,154	681,855
Share-based compensation expense	7,492	6,066	15,392	12,564
Severance	89	371	179	524
Casualty losses, net (1)	10,363	1,797	14,445	2,785
Gains on investments in equity and other securities, net	(1,504)	(524)	(1,295)	(612)
Other, net (2)	54,012	3,941	48,039	5,435
Adjusted EBITDAre	$376,319	$352,972	$747,914	$702,551

	Trailing Twelve Months (TTM) Ended
	June 30, 2024	December 31, 2023
Net income available to common stockholders	$476,144	$518,774
Net income available to participating securities	758	696
Non-controlling interests	1,477	1,558
Interest expense	356,637	333,457
Interest expense in unconsolidated joint ventures	21,316	18,255
Depreciation and amortization	695,790	674,287
Depreciation and amortization of investments in unconsolidated joint ventures	11,758	10,469
EBITDA	1,563,880	1,557,496
Gain on sale of property, net of tax	(200,846)	(183,540)
Impairment on depreciated real estate investments	228	427
Net gain on sale of investments in unconsolidated joint ventures	(1,248)	(1,668)
EBITDAre	1,362,014	1,372,715
Share-based compensation expense	32,331	29,503
Severance	632	977
Casualty losses, net (1)	19,860	8,200
Gains on investments in equity and other securities, net	(1,033)	(350)
Other, net (2)	45,039	2,435
Adjusted EBITDAre	$1,458,843	$1,413,480

(1)Includes the Company's share from unconsolidated joint ventures.
(2)Includes settlement and other costs related to certain litigation and regulatory matters, interest income, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2024		December 31, 2023
Mortgage loans, net	$1,617,967		$1,627,256
Secured term loan, net	401,540		401,515
Unsecured notes, net	3,308,276		3,305,467
Term loan facility, net	3,215,993		3,211,814
Revolving facility	—		—
Total Debt per Balance Sheet	8,543,776		8,546,052
Retained and repurchased certificates	(87,262)		(87,703)
Cash, ex-security deposits and letters of credit (1)	(777,483)		(713,898)
Deferred financing costs, net	38,580		45,518
Unamortized discounts on note payable	20,059		21,376
Net Debt (A)	$7,737,670		$7,811,345

	For the TTM Ended		For the TTM Ended
	June 30, 2024		December 31, 2023
Adjusted EBITDAre (B)	$1,458,843		$1,413,480

Net Debt / TTM Adjusted EBITDAre (A / B)	5.3	x	5.5	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q2 2024	Q2 2023	YTD 2024	YTD 2023
Amortization of discounts on notes payable	$657	$403	$1,317	$803
Amortization of deferred financing costs	4,200	3,961	8,400	7,872
Change in fair value of interest rate derivatives	—	55	1	40
Amortization of swap fair value at designation	2,321	2,320	4,642	4,630
Company's share from unconsolidated joint ventures	1,727	443	3,762	2,969
Total non-cash interest expense	$8,905	$7,182	$18,122	$16,314

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2024 Earnings Release and Supplemental Information — page 40